EXHIBIT 99.1

Shareholder inquiry:   What is going on with the change in completion date of the Phase 3 trial on clinicaltrials.gov?  Is there a new change or delay in the trial?

Company answer:        No, there is no new change or delay in the Phase 3 trial.  In all of our public presentations all year long, we have stated that we anticipated finishing the recruitment this fall, and reaching the primary endpoint around approximately the end of summer or September of next year.  The clinicaltrials.gov profile was very out of date, and the change of date in that profile from September of this year to October of next year simply conforms the clinicaltrials.gov profile to the information we have provided publicly all year long, plus about a month of cushion to take account of the temporary hold on new screening for the trial as we announced in August.

We are also updating the profile to correct the number of patients.  As stated in all of our presentations for over a year, the total enrollment will be 348.  The clinicaltrials.gov profile was very out of date in listing 300.  We will simply be conforming the number in the profile to the number we have long presented publicly.